UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2018

Albertsons Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-205546	47-4376911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd., Boise, Idaho	83706
(Address of principal executive offices)	(Zip Code)

(208) 395-6200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On June 25, 2018, Albertsons Companies, Inc. (the “Issuer”) issued $750 million in aggregate principal amount of floating rate senior secured notes due 2024 (the “Floating Rate Notes”). The Floating Rate Notes will bear interest at LIBOR (with a floor of 0%) plus 3.75% per annum. The Floating Rate Notes were sold in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Floating Rate Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Issuer intends to use the net proceeds of the offering (i) to pay a portion of the cash portion, if any, of the merger consideration in connection with the merger with Rite Aid Corporation (“Rite Aid”) (such merger, the “Rite Aid Merger”); (ii) to repay certain indebtedness of Rite Aid outstanding on the date the Rite Aid Merger is completed; (iii) to pay fees and expenses in connection with the Rite Aid Merger and the offering of the Floating Rate Notes; and (iv) for general corporate purposes. If the Rite Aid Merger is not consummated on or prior to November 18, 2018, the Issuer will be required to use such proceeds to redeem the Floating Rate Notes at a redemption price equal to 100% of the offering price of such notes, plus accrued and unpaid interest to, but not including, the date of such redemption.

The Floating Rate Notes were issued pursuant to an indenture, dated June 25, 2018 (the “ACI Secured Indenture”), by and among the Issuer and Wilmington Trust, National Association, as trustee and notes collateral agent. The Floating Rate Notes will mature on January 15, 2024. The following is a summary of the material terms of the ACI Secured Indenture. The summary does not include all of the provisions of the ACI Secured Indenture, does not purport to be complete and is qualified in its entirety by reference to the full text of the ACI Secured Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Interest. Interest on the Floating Rate Notes will be payable quarterly on January 15, April 15, July 15 and October 15 of each year, beginning on October 15, 2018.

Guarantees. Initially, the Floating Rate Notes will not be guaranteed. On or promptly following the consummation of the Rite Aid Merger, the Floating Rate Notes will be guaranteed by each of the Issuer’s existing and future direct and indirect wholly-owned domestic subsidiaries, subject to certain exceptions.

Security. Initially, the Floating Rate Notes will not be secured. On or following the consummation of the Rite Aid Merger, the Floating Rate Notes, subject to certain exceptions, will be secured by a (i) a first-priority security interest in and lien on substantially all of the assets of the borrowers and guarantors (other than the ABL Priority Collateral (as defined below)), including real property and the equity interests of the borrowers and the “Restricted Subsidiaries” (as defined in the Second Amended and Restated Term Loan Agreement dated as of August 25, 2014 and effective as of January 30, 2015 (as further amended), by and among the Issuer, the borrowers party thereto, the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch as administrative and collateral agent and the lenders party thereto from time to time) and (ii) a second-priority security interest in and lien on substantially all of the accounts receivable, inventory, documents of title related to inventory, instruments, general intangibles (excluding any equity interests of the Issuer or any of its subsidiaries and intellectual property), chattel paper, and supporting obligations of the Issuer and its subsidiaries (other than New Albertsons L.P. and its subsidiaries) that are borrowers or guarantors under the Issuer’s asset-based revolving credit facility (the “ABL Priority Collateral”); provided that to the extent applicable, with respect to assets of Safeway, Inc. and its subsidiaries, the lien securing the notes shall be limited to 10% of Consolidated Net Tangible Assets of Safeway, Inc. (as defined in the indentures governing Safeway, Inc.’s

5.00% Senior Notes due August 2019, 3.95% Senior Notes due August 2020, 3.95% Senior Notes due August 2020, 7.45% Senior Debentures due September 2027 and 7.25% Senior Debentures due February 2031) as calculated on the date such lien is granted.

Optional Redemption. Prior to December 15, 2019, the Issuer may redeem the Floating Rate Notes in whole or in part at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, plus an applicable make-whole premium equal to the greater of (i) 1.0% and (ii) the excess of the sum of the present value of 102.000% of the principal amount being redeemed, plus all required interest payments due thereon through December 15, 2019 (exclusive of interest accrued to the date of redemption) discounted to the date of redemption at the then-current interest rate on U.S. Treasury securities of comparable maturities, plus 50 basis points and, for the avoidance of doubt, assuming that the interest rate in effect on the date of redemption is the interest rate that will be in effect through December 15, 2019.

After December 15, 2019, the Floating Rate Notes may be redeemed in whole or in part at the following redemption prices: (i) 102.000% if such notes are redeemed between December 15, 2019 and December 14, 2020, (ii) 101.000% if such notes are redeemed between December 15, 2020 and December 14, 2021, and (iii) at par thereafter.

Mandatory Redemption. The Floating Rate Notes do not require the making of any mandatory redemption or sinking fund payments other than as described below under “Event Redemption.”

Event Redemption. If the Rite Aid Merger is not consummated on or prior to November 18, 2018, the Issuer will be required to redeem all the Floating Rate Notes at a redemption price equal to 100% of the offering price of such notes, plus accrued and unpaid interest to, but not including, the date of such redemption.

Repurchase of Notes at the Option of Holders. Upon a “change of control” transaction (which includes, subject to certain exceptions, (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its restricted subsidiaries, taken as a whole, to a person other than certain existing indirect stockholders of the Issuer, and their affiliates, related funds and managed accounts (together, the “Equity Investors”) or (ii) the Issuer becomes aware of the acquisition by any person or group, other than any of the Equity Investors, of more than 50% of the voting power of the Issuer or any of its direct or indirect parent companies and as a result thereof, a “rating event” occurs (i.e., the Floating Rate Notes rating is lowered by certain of the rating agencies then rating the Floating Rate Notes due to such change of control by one more gradations within 60 days after the change of control or announcement of an intention to effect a change of control), the Issuer is required to offer to purchase all of the Floating Rate Notes from the holders thereof at a price equal to 101% of the principal amount outstanding plus all accrued interest thereon.

Covenants. The ACI Secured Indenture will contain various affirmative and negative covenants (subject to customary exceptions), including, but not limited to, restrictions on the ability of the Issuer and its restricted subsidiaries to: (i) dispose of assets; (ii) incur additional indebtedness, issue preferred stock and guarantee obligations; (iii) make certain restricted payments, investments and payments in respect of subordinated indebtedness; (iv) create liens on assets or agree to restrictions on the creation of liens on assets; (v) engage in mergers or consolidations; and (vi) engage in certain transactions with affiliates.

Events of Default. The ACI Secured Indenture will contain events of default (subject to customary exceptions, thresholds and grace periods), including, without limitation: (i) nonpayment of principal, interest or premium; (ii) failure to perform or observe covenants; (iii) cross-acceleration with certain other indebtedness; (iv) certain judgments; and (v) certain bankruptcy related events.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

4.1	Indenture, dated as of June 25, 2018, by and among Albertsons Companies, Inc., the Guarantors party thereto from time to time, and Wilmington Trust, National Association, as Trustee and Notes Collateral Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.

Dated: June 28, 2018

	By:	/s/ Robert A. Gordon
Robert A. Gordon
Executive Vice President, General Counsel and Secretary